UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 13, 2006

Cleveland-Cliffs Inc
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1100 Superior Avenue, Cleveland, Ohio		44114-2589
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-694-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On April 13, 2006 Cleveland-Cliffs Inc (the "Company") entered into a letter agreement with Mittal Steel USA Inc. ("Mittal") that resolves the dispute between the companies over the terms of the iron ore supply agreement between the Company and Mittal’s Weirton facility. Under the terms of the letter agreement, the three separate iron ore supply agreements between the Company and Mittal’s Cleveland and Indiana Harbor West, Indiana Harbor East and Weirton facilities are modified to aggregate Mittal’s purchases under the agreements during the years 2006 through and including 2010. During this period, Mittal is obligated to purchase specified minimum tonnages of iron ore pellets on an aggregate basis as specified in the letter agreement. The terms of the letter agreement permit Mittal to manage its ore inventory levels through buy down provisions, which permit Mittal to reduce its tonnage purchase obligation each year at a specified price per ton, and with deferral provisions, which permit Mittal to defer a portion of its annual tonnage purchase obligation beginning in 2007.

Mittal is permitted under the letter agreement to use the committed volume at any of its facilities. The letter agreement also provides for consistent nomination procedures during the 2006 to 2010 time period across all three iron ore supply agreements. As part of the settlement, the Company will cancel its invoice for approximately 325,000 tons of iron ore pellets that were not purchased by Mittal’s Weirton facility in January 2006. In addition, Mittal will waive all Special Steel Payment claims as described in the Company’s Form 8-K filed on February 10, 2006.

The terms of the letter agreement will be reflected in a definitive agreement that will amend the terms of the three separate iron ore supply agreements between the Company and Mittal’s Cleveland and Indiana Harbor West, Indiana Harbor East and Weirton facilities.

During 2005, the Company’s North American pellet sales totaled approximately 22.3 million tons, with pellet sales to Mittal of 10.7 million tons. Aggregate 2006 pellet sales are currently projected to be approximately 21 million tons, with sales to Mittal in 2006 expected to be approximately 10 million tons.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cleveland-Cliffs Inc

April 13, 2006	By:	George W. Hawk, Jr.

Name: George W. Hawk, Jr.
Title: General Counsel and Secretary